Exhibit 10.3(b)
FIRST AMENDMENT OF
U.S. BANK OUTSIDE DIRECTORS DEFERRED COMPENSATION PLAN (2005 Statement)
          The U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the “Plan”) is amended in the following respects:
1. PREAMBLE. Effective January 1, 2009, the Preamble is clarified to read as follows:
U.S. Bancorp approved the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) to distinguish elective contributions made by outside directors that are subject to section 409A of the Code. The Plan applies to elective contributions made by outside directors on and after January 1, 2005.
2. AFFILIATE. Effective January 1, 2009, the second sentence of Section 1.1(1) shall be deleted.
3. AFFILIATED GROUP. Effective January 1, 2009, Section  1.1(2) shall be deleted (with subsequent Sections and cross references renumbered as appropriate — the phrase “Affiliated Group” is being replaced by the phrase “Employer”). In addition, the term “Employer” shall replace the term “Affiliated Group” throughout the Plan.
4. BENEFIT COMMENCEMENT DATE. Effective for participants whose benefits commence on or after January 1, 2009, Section 1.1(4) shall be deleted (with subsequent Sections and cross references renumbered as appropriate).
5. BENEFITS ADMINISTRATION COMMITTEE. Effective January 1, 2009, a new Section 1.1(3) shall be added to the Plan (with subsequent Sections and cross references renumbered as appropriate) that reads as follows:
          (3) The terms “Benefits Administration Committee” and “BAC” shall mean the Benefits Administration Committee of the Company (and its successor or, if no such committee exists, the Executive Vice President, Human Resources of the Company).
6. CHANGE IN CONTROL. Effective January 1, 2009, Section 1.1(5) (prior to this amendment Section 1.1((6)) shall be deleted (with subsequent Sections and cross references renumbered as appropriate).
7. CODE. Effective January 1, 2009, Section 1.1(5) (prior to this amendment Section 1.1(7)) shall be amended to read in full as follows:
          (7) The term “Code” shall mean the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

8. DIRECTOR. With respect to Section 1.1(12) (Director), for purposes of clarity, where the term Director in Articles II, III, and IV, and in Sections 10.2 and 10.7, the term “Director” shall include a grandfathered Advisory Director. The term “Director” in Articles VIII and IX, and in Section 1.1(3) (the definition of “Board” and “Board of Directors”) shall not include grandfathered Advisory Directors.
9. DISABILITY. Effective January 1, 2009, Section 1.1(14) (prior to this amendment Section 1.1(16)) shall be deleted (with subsequent Sections and cross references renumbered as appropriate).
10. EMPLOYER. Effective for distributions on and after January 1, 2009, a new Section 1.1(17) shall be added to the Plan ((with subsequent Sections and cross references renumbered as appropriate — the phrase “Affiliated Group” is being replaced by the phrase “Employer”) that reads in full as follows:
          (17) The term “Employer” shall mean the Company and any of its Affiliates that are described in Appendix A and that have adopted the Plan as a participating employer.
11. FINANCIAL HARDSHIP. Effective January 1, 2009, Section 1.1(17) prior to this amendment Section 1.1(20)) shall be deleted (with subsequent Sections and cross references renumbered as appropriate).
12. PARTICIPANT. With respect to Section 1.1(18) (Participant), for purposes of clarity, the term “Participant” shall also include Advisory Directors who were making elective contributions as of January 1, 2005 and who have continuously elected to make elective contributions after that date (referred to as “grandfathered Advisory Directors”). Advisory Directors appointed on and after January 1, 2005 shall not be eligible to make elective contributions under the Plan. Once a grandfathered Advisory Directors ceases making elective contributions, that grandfathered Advisory Director shall no longer be able to make elective contributions. Grandfathered Advisory Directors shall be subject to all of the rules under the Plan.
13. PLAN. Effective January 1, 2009, Section 1.1(19) (prior to this amendment section 1.1(22)) shall be amended to read in full as follows (and all other references to the name of the Plan revised as appropriate, including the cover page):
          (19) The term “Plan” shall mean the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement).
14. RETIREMENT. Effective January 1, 2009, Section 1.1(20) prior to this amendment Section 1.1(24)) shall be deleted (with subsequent Sections and cross references renumbered as appropriate — the terms “Retirement”, “Retire(s)” and “Retired” shall be replaced with the phrase “Separation from Service” unless such replacement shall lead to repetition of the phrase “Separation from Service” in which case the second “Separation from Service” shall be deleted).
15. SEPARATION FROM SERVICE (previously “Termination of Employment”). Effective January 1, 2009, a new Section 1.1(21) shall be added that reads in full as follows

(with subsequent Sections and cross references renumbered as appropriate – the phrase “Termination of Employment” is being replaced by the phrase “Separation from Service”):
          (21) The term “Separation from Service” shall mean a Participant’s separation from service as defined under Code Section 409A. For purposes of a Separation from Service, an affiliate shall mean a business entity which is not the Company but which is part of a “controlled group” or under “common control” with the Company, as those terms are defined in section 414(b) and (c) of the Code as required to be aggregated with the Company under section 409A based on eighty percent (80%) or greater control.
16. TERMINATION OF SERVICES. Effective January 1, 2009, Section 1.1(22) (prior to this amendment Section 1.1(26), the definition of Termination of Services) shall be deleted (with subsequent Sections and cross references renumbered as appropriate – the definition is being replaced by the phrase “Separation from Service”). In addition, the phrase “Termination of Services” in the Plan shall be replaced by the phrase “Separation from Service”.
17. UNFORESEEABLE EMERGENCY. Effective for distributions on and after January 1, 2009, a new Section 1.1(22) shall be added to the Plan ((with subsequent Sections and cross references renumbered as appropriate) that reads in full as follows:
          (22) The term “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined under Code Section 409A.
18. SECTION 2 HEADING. Effective January 1, 2009, the heading for Section 2 shall be revised to read “Participation”.
19. PARTICIPATION. With respect to Section 2.1 (Participation), for purposes of clarity, in addition to Directors participation in the Plan shall include grandfathered Advisory Directors, who are described above under the definition of Participant.
20. CESSATION OF ACTIVE PARTICIPATION. Effective January 1, 2009, Section 2.2 shall be amended to read in full as follows:
          2.2 Cessation of Active Participation. Deferrals from a Participant shall cease as of the earlier of (i) the last day of the Plan Year for which a Participant has entered into a Deferred Compensation Agreement, (ii) the date the Participant dies, and (iii) the last day of the Plan Year in which the Participant has a Separation from Service.
21. EFFECTIVE DATE OF DEFERRED COMPENSATION AGREEMENT. Effective January 1, 2009, Section 3.2 shall be amended to read in full as follows:
          3.2 Effective Date of Deferred Compensation Agreement. A Deferred Compensation Agreement shall be effective upon receipt (as determined by the Committee) and shall be irrevocable as of the December 31 prior to the Plan Year to which the Deferred Compensation Agreement applies. In the case of a Director who enters into a Deferred Compensation Agreement as provided under Section 3.1(b), it shall be irrevocable as of the earlier of (i) the last day of the thirty (30) day period, and (ii) the date deferrals commence with respect to the Director.
22. DISTRIBUTION RULES (previously Method of Payment). Effective January 1, 2009, Section 5.2 shall be amended to read in full as follows (this Section takes the place of Section 5.5 prior to the amendment and, therefore, cross references to Section 5.5 shall be changed to Section 5.2):
          5.2 Distribution Rules. The Participant shall make a distribution election with respect to Participant’s deferred compensation for each Plan Year. The Participant may elect to receive distribution of a Participant’s deferred compensation for a Plan Year in (i) a single lump sum, or (ii) installments paid over five (5)-year, ten (10)-year, fifteen (15)-year, or twenty (20)-year period. The distribution election shall be effective upon receipt (as determined by the BAC) and shall be irrevocable as of the December 31 prior to the Plan Year to which the distribution election applies. In the case of a Participant who enters into a Deferred Compensation Agreement as provided under Section 3.1(b), the distribution election shall be irrevocable as of the earlier of (i) the last day of the thirty (30) day period, and (ii) the date deferrals commence with respect to the Participant.
     (a) Distribution Upon Separation from Service. If a Participant has a Separation, the Participant’s benefit will be paid according to the Participant’s distribution elections. If the Participant has elected a single lump sum for a Plan Year, the Participant’s deferred compensation for that Plan Year (as adjusted for earnings or losses) shall be paid on the date that is thirty (30) days after the Participant’s Separation from Service. If the Participant has elected installments over a period of years for a Plan Year, the first installment of the Participant’s deferred compensation for that Plan Year shall be paid on the date that is thirty (30) days after the Participant’s Separation from Service, and each subsequent installment shall be paid on the anniversary of the first payment to the Participant. Installment amounts shall be determined by taking the amount of the Participant’s deferred compensation for a Plan Year (as adjusted for earnings and losses) and dividing it by the number of remaining installment distributions.
     (b) Default Election. If a Participant fails to make a distribution election for a Plan Year, the Participant’s deferred compensation for the Plan Year shall be paid in a single lump sum on the date that is thirty (30) days after the Participant’s Separation from Service.
     (c) Death. If a Participant dies prior to the payment of the Participant’s entire benefit under the Plan, the Participant’s entire Deferred Compensation Account shall be paid to the Participant’s beneficiary in a single lump sum. The distribution will be paid as of the last day of the month following the date that is four (4) months after the date of the Participant’s death.
     (d) Distribution of Shares. The portion of a Participant’s Deferred Compensation Account that reflects a deemed investment in the Company stock fund shall (unless otherwise determined by the Committee) be distributed in Shares, except that any deemed fractional Shares shall be paid in cash.

23. COURT ORDERED DISTRIBUTIONS. Effective January 1, 2009, Section 5.4 shall be amended to change “who” to read “whose Deferred Compensation Account”.
24. DISTRIBUTION UPON UNFORESEEABLE EMERGENCY (previously Hardship Distributions). Effective January 1, 2009, Section 5.5 shall be amended to read in full as follows (this Section takes the place of Section 5.2 prior to the amendment and, therefore, cross references to Section 5.2 shall be changed to Section 5.5):
          5.5 Distribution Upon Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency. To request such a distribution, the Participant must submit a request and supporting information to the BAC. If the Participant’s request is approved, either as an initial request or by the Committee on appeal, the amount necessary to satisfy the Unforeseeable Emergency (including the amount necessary to satisfy federal, state, and local income taxes on the amount) shall be paid in a single lump sum on the date that is thirty (30) days after the date of the determination the Participant has experienced an Unforeseeable Emergency. The amount necessary to make the payment shall be deducted from the Participant’s oldest deferred compensation amounts contributed to the Plan (and any earnings on such contributions), starting with the first year the Participant participated in the Plan and moving forward through each subsequent year until a sufficient amount is deducted to pay the amount of the distribution due to an Unforeseeable Emergency.
25. DISTRIBUTION OF SMALL AMOUNTS (previously Distribution on Plan Termination). Effective for payments made on and after January 1, 2009, Section 5.7 shall be amended to read in full as follows:
          5.7 Distribution of Small Amounts. Notwithstanding any other provision of this Article V, if on the date of a Participant’s benefit under the Plan and under all of the Company’s elective account balance deferred compensation plans (within the meaning of Code Section 409A and applicable guidance thereunder) is not greater than the applicable dollar limit under Code Section 402(g)(1)(B) (as adjusted from time to time), the Participant’s benefit and benefits under all of the Company’s elective account balance deferred compensation plans (within the meaning of Code Section 409A) may be paid in a single lump sum payment as soon as administratively feasible after the Participant’s Separation from Service.
26. RIGHT TO WITHHOLD TAXES. Effective January 1, 2009, Section 5.9 shall be amended (i) so that the term “distribution” is changed to “distribution or payment”, and (ii) the term “federal” is changed to “Federal”.
27. PLAN UNFUNDED. Effective January 1, 2009, Section 7.1 shall be amended to add “from” before “one or more grantor trusts” in the third sentence.
28. AMENDMENT (previously “In General”). Effective January 1, 2009, Section 9.1 shall be amended to read in full as follows:
          9.1 Amendment. The Company, by action of its Board of Directors or the Compensation Committee of the Board of Directors, reserves the right at any time and from time to time, whether prospectively, retroactively, or both, to terminate, modify or amend, in whole or in part, any or all provisions of the Plan, without notice to any person affected by this Plan. This power includes the right at any time and for any reason deemed sufficient by it to terminate or curtail the benefits of this Plan with regard to persons expecting to receive benefits in the future and/or persons already receiving benefits at the time of such action. No modification of the terms of this Plan shall be effective unless it is adopted or ratified by the Board of Directors or the Compensation Committee of the Board of Directors. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan. All of the power and authority granted to the Company pursuant to this Section may also be exercised by the BAC, except the BAC may not amend the Plan in a manner that materially increases and decreases the benefit of a senior executive officer of the Company (unless the Board of Directors or the Compensation Committee explicitly delegate this authority to the BAC).
29. TERMINATION (previously “Termination After a Change in Control”). Effective January 1, 2009, Section 9.2 shall be amended to read in full as follows:
          9.2 Termination. The Company, by action of its Board of Directors or the Compensation Committee of the Board of Directors, reserves the right at any time to terminate the Plan. If the plan is terminated, the plan termination shall comply with Code Section 409A. A plan termination may result in a change in the time and form of distribution under the Plan, but no termination shall reduce the benefits accrued prior to the date of the termination.
30. INFORMATION. Effective January 1, 2009, Section 10.1 shall be amended (i) to delete “post office” before “address” in the first sentence, and (ii) to add “(or its designee)” after “Committee” in the second sentence.
31. ERISA. Effective January 1, 2009, a new Section 10.8 shall be added that reads in full as follows:
          10.8 ERISA Status. The Plan is maintained for non-Employee Directors and, therefore, is not subject to the Employee Retirement Income Security Act of 1974.
32. INTERNAL REVENUE CODE. Effective January 1, 2009, a new Section 10.9 shall be added that reads in full as follows:
          10.9 Internal Revenue Code Status. The Plan is maintained as a nonqualified deferred compensation arrangement under Code Section 409A. Notwithstanding the foregoing, neither the Employer nor any of its officers, directors, agents or Affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with the Code.
33. CHOICE OF LAW. Effective for claims filed on and after January 1, 2009, a new Section 10.10 shall be added that reads in full as follows:
          10.10 Choice of Law. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (except that the state law will be applied without regard to any choice of law provisions). The Participant, the Participant’s Beneficiaries, and any other person claiming a benefit shall only have recourse against the Employer.

34. CHOICE OF VENUE. Effective for claims filed on and after January 1, 2009, a new Section 10.11 shall be added that reads in full as follows:
          10.11 Choice of Venue. Any claim or action brought with respect to this Plan shall be brought in the Federal courts of the State of Minnesota.
35. APPENDIX A (List of Affiliates). Effective as of January 1, 2009, Appendix A is replaced in its entirety with the attached Appendix A.
36. APPENDIX B (Measurement Funds). Effective as of January 1, 2009, Appendix B is replaced in its entirety with the attached Appendix B.
37. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.

APPENDIX A
List of Affiliates
U.S. Bank National Association
U.S. Bancorp Asset Management, Inc.
U.S. Bancorp Card Services, Inc.
U.S. Bancorp Fund Services, LLC
U.S. Bancorp Insurance Services, LLC
U.S. Bancorp Investments, Inc.
U.S. Bancorp Equipment Finance, Inc.
U.S. Bancorp Licensing, Inc.
U.S. Bank National Association, ND
U.S. Bank Oliver-Allen Technology Leasing
Housing Capital Company
First Security Investor Reporting, LP
Genpass Service Solutions, LLC
Genpass Technologies, LLC
LADCO Financial Group
Lyon Financial Services, Inc.
NOVA Information Systems, Inc.
Quasar Distributors, LLC

APPENDIX B
Measurement Funds
First American Mutual Funds:
Short Term Bond Fund
Intermediate Government Bond Fund
Core Bond Fund
Strategy Growth and Income Allocation
Mid Cap Growth Opportunities Fund
Mid Cap Value Fund
Equity Index Fund
Large Cap Value Fund
Large Cap Growth Opportunities Fund
Small Cap Value Fund
Small Cap Growth Opportunities Fund
Prime Obligations Fund
U.S. Bancorp common stock